LITHIUM EXPLORATION GROUP, INC.
10% CONVERTIBLE PROMISSORY NOTE

Effective Date May 12, 2017	US $171,600.00

Due May 12, 2018

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT”)

FOR VALUE RECEIVED Lithium Exploration Group, Inc. (the “Company”) promises to pay to the order of Concord Holding Group, LLC, and its authorized successors and permitted assigns ("Holder"), the aggregate principal face amount of One Hundred Seventy One Thousand Six Hundred Dollars exactly (U.S. $171,600.00) on May 12, 2018 ("Maturity Date"). The Company will pay interest on the principal amount outstanding at the rate of 10% per annum, which will commence on May 12, 2017. The Company acknowledges that this Note was issued with a $15,600.00 original issue discount (“OID”) such that the issuance price was $156,000.00 as well as document prep fees of $6,000.00 (deducted from the amount funded). The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at 1080 Bergen St., Suite 240, Brooklyn, NY 11216, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

                            This Note is subject to the following additional provisions:

                            1.        This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

                            2.        Under all applicable laws, the Company shall be entitled to withhold any amounts from all payments it is entitled to.

                            3.        This Note may only be transferred or exchanged in compliance with the Securities Act of 1933, as amended ("Act") and any applicable state securities laws. All attempts transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

                            4.        (a) The Holder of this Note has the option, upon the issuance date of the stock, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to the lesser of $0.005 or 50% discount of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Markets exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the (i) twenty prior trading days, including the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price), or (ii) the twenty prior trading days immediately preceding the issuance date of this Note. The Notice of Conversion may be rescinded if the shares have not been delivered within 3 business days. The Company shall deliver the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. The Holder shall surrender this Note to the Company upon receipt of the shares of Common Stock, executed by the Holder. This will make clear the Holder's intention to convert this Note or a specified portion hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. The number of issuable shares will be rounded to the nearest whole share, and no fractional shares or scrip representing fractions of shares will be issued on conversion. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price discount shall be increased to 60% while that “Chill” is in effect. Notwithstanding anything to the contrary contained in the Note (except as set forth below in this Section), the Note shall not be convertible by Investor, and Company shall not effect any conversion of the Note or otherwise issue any shares of Common Stock to the extent (but only to the extent) that Investor together with any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock outstanding.

To the extent the foregoing limitation applies, the determination of whether a Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by Investor or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by Investor and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to Company for conversion, exercise or exchange (as the case may be). No prior inability to convert a Note, or to issue shares of Common Stock, pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of convertibility. For purposes of this Section, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(e) of the 1934 Act (as defined below) and the rules and regulations promulgated thereunder. The provisions of this Section shall be implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section shall apply to a successor holder of this Note and shall be unconditional, irrevocable and non-waivable. For any reason at any time, upon the written or oral request of Investor, Company shall within one (1) business day confirm orally and in writing to Investor the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note. During the first six months, this Note is in effect, the Investor may not convert this Note pursuant to this paragraph. The conversion discount and look-back period will be adjusted downward (i.e. for the benefit of the Holder) if the Company offers a more favorable conversion discount (whether via interest rate, OID, lower ceiling price or otherwise) or look-back period to another party while this note is in effect and the Holder will also get the benefit of any other term (for a example a higher prepay) granted to any third party while this Note is in effect.

                         (b)        Interest on any unpaid principal balance of this Note shall be paid at the rate of 10% per annum. Interest shall be paid, by the Company, in Common Stock ("Interest Shares"). Holder may send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Section 4(a) above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

                         (c)        This Note may not be prepaid.

                         (d)        Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

                                (e)        In case of any Sale Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

                     5.        No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

                     6.        The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

                     7.        The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

                     8.        While this Note is outstanding and to the extent the Company grants any other party more favorable investment terms (whether via interest rate, original issue discount, conversion discount or look-back period), the terms of the Note shall automatically adjust to match those more favorable terms.

                     9.        If one or more of the following described "Events of Default" shall occur:

                                 (a)        The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or

                                 (b)        Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the Securities Purchase Agreement under which this note was issued shall be false or misleading in any respect; or

                                          (c)        The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or

                                          (d)        The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

                                          (e)        A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                                          (f)        Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

                                          (g)        One or more money judgments, writs or warrants of attachment, or similar process, in excess of One Hundred Seventy One Thousand Six Hundred dollars ($171,600.00) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                                          (h)        The Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period; or

                                          (i)        The Company shall have its Common Stock delisted from an exchange (including the OTCBB exchange) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 10 consecutive days;

                                          (j)        If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the Board;

                                          (k)        The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within 3 business days of its receipt of a Notice of Conversion; or

                                          (l)        The Company shall not replenish the reserve set forth in Section 13, within 3 business days of the request of the Holder. If the Company does not replenish, the request of the Holder then the conversion discount set forth in Section 4(a) shall be increased from a 50% conversion discount to a 60% conversion discount; or

                                          (m)        The Company shall not be “current” in its filings with the Securities and Exchange Commission; or

                                          (n)        The Company shall lose the “bid” price for its stock in a market (including the OTC marketplace or other exchange).

                                          (o)        The Company is in arrears for more than 30 days with its Transfer Agent, the conversion discount shall be increased from 50% to 60%.

                                          (p)        A default has been declared against the Company, which has not been cured in any other loan or Note agreement.

Then, or at any time thereafter, unless cured within 5 days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of Section 8(k) the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day. The penalty for a breach of Section 8(n) shall be an increase of the outstanding principal amounts by 20%. In case of a breach of Section 8(i), (k), or (l) the outstanding principal due under this Note shall increase by 50%. If this Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%. If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

At the Holder’s election, if the Company fails for any reason to deliver to the Holder the conversion shares by the 3rd business day following the delivery of a Notice of Conversion to the Company and if the Holder incurs a Failure to Deliver Loss, then at any time the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Company must make the Holder whole as follows:

Failure to Deliver Loss = [(High trade price at any time on or after the day of exercise) x (Number of conversion shares)]

The Company must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

                            10.      In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

                            11.      Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

                            12.      The Company represents that it is not a “shell” issuer and has never been a “shell” issuer or that if it previously has been a “shell” issuer that at least 12 months have passed since the Company has reported form 10 type information indicating it is no longer a “shell issuer. Further. The Company will instruct its counsel to either (i) write a 144- 3(a)(9) opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder’s counsel.

                            13.      The Company shall reserve 158,000,000 shares of Common Stock for conversions under this Note (the “Share Reserve”). The investor shall have the right to periodically request that the number of Reserved Shares be increased so that the number of Reserved Shares at least equals 400% of the number of shares of Company common stock issuable upon conversion of the Note. The Company shall pay all costs associated with issuing and delivering the shares. At all times, the reserve shall be maintained with the Transfer Agent at four times the amount of shares required if the Note would be fully converted. If the Company defaults on these terms, the conversion discount will increase to 60%.

                            14.      The Company will give the Holder direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations etc. This notice shall be given to the Holder as soon as possible under law.

                            15.      This Note shall be governed by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated: May 12, 2017

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

                            The undersigned hereby irrevocably elects to convert $___________ of the above Note into _________ Shares of Common Stock of Lithium Exploration Group, Inc. (“Shares”) according to the conditions set forth in such Note, as of the date written below.

                            If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion: _____________________________________________________________________
Applicable Conversion Price: ______________________________________________________________
Signature: _____________________________________________________________________________
                                 [Print Name of Holder and Title of Signer]
Address: ______________________________________________________________________________
                 ______________________________________________________________________________

SSN or EIN: __________________________________________
Shares are to be registered in the following name: _______________________________________________

Name: ________________________________________________________________________________
Address: ______________________________________________________________________________
Tel: ________________________________________________
Fax: ________________________________________________
SSN or EIN: __________________________________________

Shares are to be sent or delivered to the following account:

Account Name: _________________________________________________________________________
Address: ______________________________________________________________________________